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                                                              EXHIBIT  99.16(b)


                        PRUDENTIAL GOVERNMENT PLUS FUND, INC.

                                      CLASS "B"

                                       EXHIBIT
                                AGGREGATE TOTAL RETURN
                                     CALCULATION


                                       ERV - P
                               T =   ----------
                                          P

    P = hypothetical initial payment of $1,000

   ERV = ending redeemable value

     T = Aggregate total return

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                   1 Year         5 Years        Inception
                    ended          ended          through
                 February 28    February 28     February 28
                    1993           1993            1993
                 -----------    -----------     -----------

    P =            $1,000         $1,000           $1,000

   ERV =           $1,106         $1,520           $2,020

    T =            10.57%         52.03%          101.97%